UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 4 Scottsdale Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 993-2300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 25, 2007, Intertek Testing Services NA, Inc. (“Intertek”) advised the Registrant that its FORTIS™ series Electric Whole House Water Heater had passed its pre-market product safety testing regimen by Intertek ETL SEMKO, a global, independent third-party testing lab and certification agency.  As evidence of its compliance to UL Standard 499, all FORTIS™ tankless water heaters will bear Intertek’s proprietary ETL Listed Mark.

On October 26, 2007, the Registrant issued a press release announcing results of its product safety certification by Intertek, a copy of which is attached hereto as Exhibit 99.1.

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Exhibit Title of Description
99.1	SKYE International Inc. Press Release, dated October 26, 2007

This filing contains forward-looking statements, in that they do not discuss historical fact, but instead note future expectations or prospective events. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. Those factors include the Company’s ability to complete its SEC filings, to produce and market its products and to generate revenues. The Company does not intend to update forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect those statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

October 29, 2007	By:	/s/ Gregg C. Johnson
Gregg C. Johnson
Title: Executive Vice President